NSA Netherland, Sewell
    & Associates, Inc.

                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference to our audit letters dated as of December 31, 2004, each of which is included in the Annual Report on Form 10-K of The Williams Companies for the year ended December 31, 2004. We also consent to the reference to us under the heading of "Experts" in such Annual Report.

                                       NETHERLAND, SEWELL & ASSOCIATES, INC.


                                       By: /s/ C.H. (Scott) Rees III
                                           ------------------------------------
                                           C.H. (Scott) Rees III
                                           President and Chief Operating Officer

Dallas, Texas
February 25, 2005